EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Johnson, John Schmitz and David Kastelic, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of CHS, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the CHS, Inc. Deferred Compensation Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed on this 8th day of October, 2008, by the following persons.

Signature	Title
/s/ John D. Johnson	President and Chief Executive Officer

John D. Johnson	(principal executive officer)

/s/ John Schmitz	Executive Vice President and Chief Financial Officer

John Schmitz	(principal financial officer)

/s/ Jodell Heller	Vice President and Controller

Jodell Heller	(principal accounting officer)

/s/ Michael Toelle	Chairman of the Board of Directors

Michael Toelle

/s/ Bruce Anderson	Director

Bruce Anderson

/s/ Donald Anthony	Director

Donald Anthony

/s/ Robert Bass	Director

Robert Bass

/s/ Dennis Carlson	Director

Dennis Carlson

/s/ Curt Eischens	Director

Curt Eischens

/s/ Steve Fritel	Director

Steve Fritel

/s/ Robert Grabarski	Director

Robert Grabarski

/s/ Jerry Hasnedl	Director

Jerry Hasnedl

Signature	Title
/s/ David Kayser	Director

David Kayser

/s/ James Kile	Director

James Kile

/s/ Randy Knecht	Director

Randy Knecht

/s/ Michael Mulcahey	Director

Michael Mulcahey

/s/ Richard Owen	Director

Richard Owen

/s/ Steve Riegel	Director

Steve Riegel

/s/ Daniel Schurr	Director

Daniel Schurr

/s/ Duane Stenzel	Director

Duane Stenzel